Exhibit 10.1

AMENDMENT TO THE

ANEBULO PHARMACEUTICALS, INC.

2020 Stock Incentive Plan

Whereas, the Board of Directors (the “Board”) of Anebulo Pharmaceuticals, Inc. (the “Company”) heretofore established the Anebulo Pharmaceuticals, Inc. 2020 Stock Incentive Plan (the “Plan”); and

Whereas, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) available for grants of Awards thereunder by an additional 2,500,000 shares of Common Stock to 6,150,000 shares of Common Stock; and

Whereas, pursuant to Section 10(d) of the Plan, the Board has the right to amend the Plan with respect to certain matters; and

Whereas, the Board has approved and authorized this amendment to the Plan (the “Amendment”) and has recommended that the stockholders of the Company approve this Amendment; now, therefore, be it

Resolved, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, such that Section 4(a) of the Plan is hereby amended by increasing the share references in such section by an additional 2,500,000 shares of Common Stock to 6,150,000 shares of Common Stock, so that the first sentence of Section 4(a) reads in its entirety as follows:

Subject to adjustment under Section 8 hereof, Awards may be made under the Plan covering up to 6,150,000 shares of common stock of the Company (the “Common Stock”).

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

[Signature page follows.]

In witness whereof, the Company has caused this Amendment to be signed this 4th day of April, 2025.

ANEBULO PHARMACEUTICALS, INC.

/s/ Richard Anthony Cunningham
Richard Anthony Cunningham
Chief Executive Officer